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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                  June 1, 1999



                             AMSOUTH BANCORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


            DELAWARE                No. 1-7476       No. 63-0591257
 (State or other jurisdiction of    (Commission      (IRS employer
       incorporation)               File Number)   Identification No.)
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                         AMSOUTH-SONAT TOWER
                       1900 FIFTH AVENUE NORTH
                      BIRMINGHAM, ALABAMA  35203
     (Address, including zip code, of principal executive office)
----------------------------------------------------------------------
Registrant's telephone number, including area code:  (205) 320-7151



                                 Not applicable
                                 --------------
          (Registrant's former address of principal executive office)
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Item 5.   Other Events.
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          On May 31, 1999, AmSouth Bancorporation, a Delaware corporation (the
"Registrant"), entered into an Agreement and Plan of Merger by and among the Registrant, First American Corporation, a Tennessee corporation ("First American"), and Alpha/Foxtrot Acquisition Corp., a Delaware corporation and a newly formed wholly owned subsidiary of the Registrant, for a tax-free stock merger pursuant to which each outstanding share of common stock, par value $2.50 per share, of First American would be converted into 1.871 shares of the Registrant's common stock par value $1.00 per share (the "Proposed Merger").

          In connection with the Proposed Merger, First American entered into an agreement with the Registrant, dated as of June 1, 1999, granting the Registrant an option to purchase 23,250,165 shares of First American Common Stock (approximately 19.9% of those shares outstanding) at a price of $40.1625 per share, exercisable only under certain circumstances as set forth in such agreement, and the Registrant entered into a substantially identical agreement with First American, dated as of June 1, 1999, granting First American an option to purchase up to 35,025,240 shares of AmSouth Bancorporation Common Stock (approximately 19.9% of those shares outstanding) at a price of $28.5983 per share.

          This current report on Form 8-K, including the investor materials, contains certain forward looking statements with respect to the financial condition, results of operations and business of the Registrant and the combined company, including statements relating to: (a) the cost savings and accretion to cash earnings and reported earnings that will be realized from the Proposed Merger; (b) the impact on revenues of the Proposed Merger and (c) the restructuring charges expected to be incurred in connection with the Proposed Merger. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) expected cost savings from the Proposed Merger cannot be fully realized or realized within the expected time frame; (2) costs or difficulties related to the integration of the businesses of Winter and Summer are greater than expected; (3) revenues following the Proposed Merger are lower than expected; (4) competitive pressure among depository institutions increases significantly; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; or (7) legislation or regulatory changes adversely affect the businesses in which the combined company would be engaged.

Item 7.   Financial Statements and Exhibits
-------   ---------------------------------

          (c)  Exhibits.

               99.1 Press release dated June 1, 1999 announcing the Proposed Merger.

               99.2 Investor presenatation materials used by the Registrant on June 1, 1999 relating to the Proposed Merger.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 1, 1999

                              AMSOUTH BANCORPORATION


                              By: /s/ Carl L. Gorday
                                  -----------------------
                              Name:  Carl L. Gorday
                              Title: Assistant Secretary

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                                 Exhibit Index

99.1    Press release dated June 1, 1999 announcing the Proposed Merger.

99.2 Investor presentation materials used by the Registrant on June 1, 1999 relating to the Proposed Merger.








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